Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No.1 to the Registration Staatement (Form S-8, No. 333-01249) pertaining to The Andersons, Inc. Long-Term Performance Compensation Plan of our report dated January 31, 1997, with respect to the consolidated fianncial statements and schedule of The Andersosn, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP

Toledo, Ohio
December 1, 1997